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                                                                 Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No.'s 333-26743 and 333-61467) of Mail-Well, Inc. of our report dated January 24, 2001 with respect to the consolidated financial statements and schedules of Mail-Well, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


/s/ ERNST & YOUNG LLP

Denver, Colorado
March 20, 2001


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